UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

FORM 8-K
Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

FORM 8-K

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Holiday Drive, Suite 300, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 928-2056

711 Third Avenue, Suite 1505, New York, New York 10017
(Former name or former address, if changed since last report)

FORM 8-K
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On October 11, 2007, Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), and its subsidiaries, Unifide Industries, Limited Liability Company, a New Jersey limited liability company, Pitt Penn Oil Co., LLC, an Ohio limited liability company, EMC Packaging, Inc., a Delaware corporation, Todays Way Manufacturing LLC, a New Jersey limited liability company, and Pitt Penn Holding Co., LLC, an Ohio limited liability company (the “Subsidiaries,” together with the Company, collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Sovereign Bank (the “Lender”) in connection with a revolving credit line facility (the “Facility”).

Pursuant to the terms of the Credit Agreement, the Lender may make revolving credit loans to the Borrowers, on a joint and several basis, in an aggregate principal amount at any time outstanding not to exceed $5,000,000.  The Facility will be available on a revolving basis during the period commencing on October 11, 2007, and ending on October 31, 2008. Under the Credit Agreement, advances are generally subject to customary borrowing conditions, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default.

The events of default include: (i)  non-payment of principal, interest or any other amount payable under the loan documents; (ii) non-performance of covenants; (iii) material breach of representations; (iv) bankruptcy and insolvency events; and (v) John Mazzuto ceasing to serve in the position of Chairman of the Company’s Executive Committee, or its equivalent.  During the existence of an event of default, the Lender may take any and all of the following actions: (i) declare the Facility to be terminated, whereupon the Facility shall no longer be available to the Borrowers and the Lender shall no longer make revolving credit loans or issue letters of credit and the revolving loan period shall end; (ii) by notice of default to the Company, declare the entire amounts due under the revolving credit note and all other amounts owing or outstanding under the Credit Agreement and the other loan documents and all obligations to be immediately due and payable; or (iii) exercise any and all rights and remedies under the Credit Agreement, the other loan documents or applicable law.

Interest on each revolving credit loan shall be at a per annum rate to be elected by the Borrowers, and shall be either a fluctuating rate equal to the Prime Rate minus 0.25% or, subject to availability, the LIBOR for interest periods selected by the Borrowers plus 2.00% pursuant to the terms and subject to the conditions of that certain Revolving Credit Note executed by the Borrowers on October 11, 2007, in favor of the Lender (the “Note”).  Under the Note, the Borrowers may prepay any revolving credit loan in whole or in part without premium or penalty.  The Borrowers’ obligations under the Credit Agreement are secured by all of their assets pursuant to the terms and subject to the conditions of that certain First Continued, Amended and Restated Security Agreement executed by the Borrowers on October 11, 2007, in favor of the Lender (the “Security Agreement”).

The foregoing summary of the Credit Agreement, the Note and the Security Agreement, is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, the Note and the Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement.

On February 12, 2008, the Company received from the Lender a notice of default (the “Notice”), dated February 8, 2008, pursuant to the Credit Agreement.  The Notice cited certain events of default which occurred and are continuing as a result of: (i) John Mazzuto ceasing to serve in the position of Chairman of Company’s Executive Committee; (ii) the Borrowers permitting unsecured funded debt to exist exceeding the sum of $3,700,000 in violation of Section 7.1(iv) of the Credit Agreement; and (iii) the Borrowers not providing items identified in and required by the Post-Closing Letter.  In addition, the Notice provides that the Borrowers have breached Section 5.1 of the Credit Agreement, which requires the Borrowers to furnish to the Lender the Company’s Form 10-KSB and related financial statements of the Company and its Subsidiaries no later than 120 days after the close of each fiscal year of the Company, and the Company’s Form 10-QSB and related financial statements of the Company and its subsidiaries, no later than 45 days after the close of the first 3 fiscal quarters of each year of the Company.

The Company has engaged in discussions with the Lender since its receipt of the Notice, and the Lender has informed the Company that it is not terminating the Credit Agreement, accelerating obligations thereunder or exercising other rights and remedies at the current time.  However, there can be no assurances that the Lender will not exercise its rights and remedies against the Borrowers as provided for in the Credit Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

10.2                      Credit Agreement, dated October 11, 2007.
b

10.2                      Revolving Credit Note, dated October 11, 2007.

10.3                      First Continued, Amended and Restated Security Agreement, dated October 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

February 19, 2008
By:           /s/ James Margulies
James Margulies
Chief Executive Officer